UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-232308	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change is Fiscal Year.

On July 23, 2020, Hartman vREIT XXI, Inc. (the “Company”) filed Articles Supplementary to the Third Articles of Amendment and Restatement.

Under its charter, the Company has the authority to issue 900,000,000 shares of common stock, $0.01 per share par value, and 50,000,000 shares of preferred stock with a par value of $0.01 per share. The Company’s board of directors is authorized to classify and reclassify authorized shares of capital. As of June 30, 2020, 850,000,000 shares were classified and designated as Class A common stock and 50,000,000 shares were classified and designated as Class T common stock.

On May 12, 2020, the board of directors authorized the reclassification of the Class A common stock and created new designations of Class I and Class S common stock. As of July 23, 2020, the Company has the authority to issue 270,000,000 shares classified and designated as Class A common stock, 280,000,000 shares classified and designated as Class S common stock, 280,000,000 shares classified and designated as Class I common stock, and 70,000,000 shares classified and designated as Class T common stock. The additional share classes have been included in an amendment to the Company's registration statement and prospectus which was declared effective by the Securities and Exchange Commission on July 27, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Articles Supplementary to the Third Articles of Amendment and Restatement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, INC.
(Registrant)
Date: August 12, 2020	By:	/s/ Mark T. Torok
Mark T. Torok
General Counsel

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